Exhibit 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-97079) of HomeFed Corporation of our reoprt dated February 17, 2009, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.




/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Irvine, California
February 17, 2009